EXHIBIT 3.3

CERTIFICATE OF AMENDMENT

TO

FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

ACCESS INTEGRATED TECHNOLOGIES, INC.

_________________________

Pursuant to

§ 242 of the General Corporation Law

of the State of Delaware

_________________________

The undersigned, being the President of Access Integrated Technologies, Inc., a Delaware corporation (the “Corporation”), pursuant to Section 242 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify as follows:

1.
Pursuant to a unanimous written consent of the Board of Directors of the Corporation (the “Board”), the Board adopted resolutions (the “Amending Resolutions”) to further amend the Corporation’s Fourth Amended and Restated Certificate of Incorporation of the Corporation, as filed with the Delaware Secretary of State on November 14, 2003 (together with any subsequent amendments and certificates of designations, the “Certificate of Incorporation”);

2.
Pursuant to a majority vote of the Corporation’s Shareholders in accordance with Section 242 of the DGCL, the holders of the Corporation’s outstanding capital stock voted in favor of the Amending Resolutions; and

3.	The Amending Resolutions were duly adopted in accordance with Section 242 of the DGCL.

NOW, THEREFORE, to effect the Amending Resolutions:

1.           All references to “Access Integrated Technologies, Inc.” in the Certificate of Incorporation shall be deleted and the phrase “Cinedigm Digital Cinema Corp.” shall be inserted in their place.

2.           Article First of the Certificate of Incorporation shall be deleted in its entirety and replaced as follows:

“FIRST:	Name: The name of the Corporation is:

“Cinedigm Digital Cinema Corp.”

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of Access Integrated Technologies, Inc. to be signed by A. Dale Mayo, its President, Chief Executive Officer and Chairman of the Board of Directors, this 5th day of October, 2009, who acknowledges that the foregoing is the act and deed of the Corporation and that the facts stated herein are true.

By:	/s/ A. Dale Mayo
Name:	A. Dale Mayo
Title:	President, Chief Executive Officer and
Chairman of the Board of Directors